SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
       Date of Report (Date of Earliest Event Reported): April 3, 1998


                               BE AEROSPACE, INC.
               (Exact name of registrant as specified in charter)

              DELAWARE                                      0-18348
    (State or other jurisdiction                     (Commission File Number)
        of incorporation)

                                                           06-1209796
                                             I.R.S. Employer Identifiacation No.

   1400 Corporate Center Way, Wellington, Florida         33414
   (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (561) 791-5000




                       This is page 1 of 8 pages.
                        Exhibit Index appears on page 5.




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Item 5.        Other Events


A copy of the press release announcing this information is attached to this report as Exhibit 99.1.




                                     -2-

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits

99.1.     Press release issued by BE Aerospace, Inc. on March 31, 1998.







                                     -3-



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               BE AEROSPACE, INC.
                              By:    /s/ Thomas P. McCaffrey
                              Name:  Thomas P. McCaffrey
                              Title: Corporate Senior
                                     Vice President
                                     Administration
                                     and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.   Description of Exhibits                               Page


99.1         Press release issued by BE Aerospace, Inc. on
             March 31, 1998.

                               Jay Jacobson
                  FOR IMMEDIATE RELEASE Financial Relations
                                (914) 722-2737


           B/E AEROSPACE TO ACQUIRE PURITAN-BENNETT AERO SYSTEMS,
                    THE LEADING WORLDWIDE MANUFACTURER OF
          AIRCRAFT OXYGEN SYSTEMS AND PASSENGER SERVICE COMPONENTS

     WELLINGTON,  FL.,  March 31, 1998 -- B/E  Aerospace,  Inc.  (Nasdaq-NMS:
BEAV) announced today that it has signed an agreement to acquire Puritan-Bennett Aero Systems Co. (PBASCO), a wholly owned subsidiary of Nellcor Puritan Bennett Inc. The purchase price is expected to be approximately $69.7 million, all in cash. Completion of the acquisition is subject to several conditions including the expiration of the waiting period under the Hart-Scott-Rodino Act. PBASCO, which is headquartered in Lenexa, Kansas, is the leading manufacturer of commercial aircraft oxygen delivery systems and passenger service unit components and systems (PSU) and is a major supplier of air valves, overhead lights and switches for both commercial and general aviation aircraft. The purchase price of $69.7 million represents a 7.7 multiple of PBASCO's approximate expected current-year EBITDA (earnings before interest, taxes, depreciation and amortization). B/E Chairman Amin J. Khoury stated, "This acquisition brings into the B/E family another industry leader in specific niches of the commercial aircraft cabin interior. PBASCO has been a pioneer in the development and manufacture of oxygen equipment for use on both commercial and general aviation aircraft. Their broad product array, which includes chemically generated and gaseous oxygen systems, crew masks and protective breathing devices, makes them the only supplier that manufactures and markets a complete line of oxygen equipment to meet all of the oxygen needs of both commercial and general aviation aircraft."


                                   (more)

     "In addition, PBASCO designs, manufactures and markets a complete line of passenger service units for both commercial and general aviation aircraft under the widely recognized trademark 'WEMAC.' PSUs include adjustable air valves, lighting, attendant call lights, switches, speakers and oxygen deployment systems typically located above each passenger's seat. B/E, which has been a leader in the manufacture of passenger service systems, now becomes the only industry supplier with the ability to fully integrate its overhead passenger service units with either chemical or gaseous oxygen equipment." PBASCO oxygen and PSU equipment is approved for use not only on all Airbus and Boeing aircraft, but also may be found on essentially all general aviation aircraft as well. A portion of the purchase price is expected to be allocated to in-process research and development costs and expensed at the date of acquisition in accordance with generally accepted accounting principles. B/E Aerospace, Inc. designs, manufactures, sells and services a broad line of commercial aircraft cabin interior products, including seating products, passenger entertainment and service systems, and a complete line of food and beverage preparation and storage equipment. B/E Aerospace is the world's leading supplier of cabin interior products and services, serving virtually all the world's airlines.

                                     -0-

     This press release contains forward-looking statements that involve risks and uncertainties that may cause the Company's actual experience to differ materially from that anticipated. Factors that might cause such a difference include, but are not limited to, those discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-Q, proxy statement and Form 10-K, and in "Risk Factors" in its Form S-4 filed on March 9, 1998 relating to the Company's recent Senior
Subordinated Notes offering, as well as future events that may have the effect of reducing the Company's available cash balances, such as unexpected operating losses or delays in the integration of the Company's seating business or the delivery of the MDDS interactive video system or capital expenditures or cash expenditures related to possible future acquisitions.